Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global External Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports second quarter fiscal year 2018 results

LOS ANGELES (May 8, 2018) — AECOM (NYSE:ACM), a premier, fully integrated global infrastructure firm, today reported second quarter revenue of $4.8 billion. Net loss and diluted loss per share were $120 million and $0.75 in the second quarter, respectively, which includes a $168 million non-cash charge on non-core Oil & Gas assets held for sale. On an adjusted basis, diluted earnings per share(1) was $0.67.

($ in millions, except EPS)	As Reported	Adjusted (Non-GAAP)		As Reported YoY % Change		Adjusted YoY % Change
Revenue	$4,791	—		8%		—
Operating (Loss) Income	$(44)	$179	(1)	NM		(5)%
Net (Loss) Income	$(120)	$109	(1)	NM		(23)%
EPS (Fully Diluted)	$(0.75)	$0.67	(1)	NM		(25)%
Operating Cash Flow	$118	—		NM		—
Free Cash Flow	—	$95	(2)	—		NM
Backlog	$49,936	—		18	%(3)	—

Second Quarter 2018 Accomplishments:

•                  Organic(4) revenue increased by 5%, which was led by growth in the higher-margin DCS and MS segments and marked the sixth consecutive quarter of positive organic growth.

•                  Wins of $6.9 billion were highlighted by a greater than 1 book-to-burn(5) ratio in all three segments; in addition, the Company has already delivered more than $6 billion of wins in April in MS, which will be added to backlog in the fiscal third quarter.

•                  Total backlog reached a new record of $50 billion, an 18%(3) increase over the prior year, which includes a continued favorable margin mix shift in backlog to the DCS and MS segments.

•                  Free cash flow(2) of $95 million contributed to $129 of free cash flow for the first half of fiscal 2018; the Company continues to expect annual free cash flow within its guidance range of between $600 million and $800 million.

Strategic Decisions and Financial Outlook:

•                  Following management’s strategic review of the Company’s risk profile and due to unfavorable market conditions, the Company will no longer pursue fixed-price combined-cycle gas power plant EPC projects.

•                  Importantly, construction of Alliant’s Riverside combined-cycle gas plant, AECOM’s only such project currently underway, is expected to be completed profitably and on schedule in 2019.

•                  The Company also intends to sell and exit certain non-core Oil & Gas operations.

•                  The Company is reducing its adjusted EBITDA(1) guidance from $910 million to $880 million, primarily from the removal of two combined cycle gas power plant EPC projects from backlog that were expected to positively contribute to earnings this year.

“Our revenue growth and $6.9 billion of wins reflect the competitive advantages of our diversified mix of geographies and leading capabilities, strong presence as a leading government services contractor, and strengthening markets in the Americas,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “Our backlog is at a new high of $50 billion, which is an 18% year-over-year increase with the fastest growth in our higher-margin DCS and MS segments. Importantly, this momentum is continuing into the third quarter, including more than $6 billion of wins since early April in MS. Furthermore, with our intention to sell and exit certain non-core Oil & Gas operations and our decision to no longer pursue fixed price gas power plant EPC work, we are positioning the business to deliver consistent operational and financial performance for our shareholders. As a result, we are confident in reiterating our industry-leading five-year financial targets through fiscal 2022, including a 5%+ organic revenue CAGR, a 7%+ adjusted EBITDA CAGR, a 12 — 15% adjusted EPS CAGR and at least $3.5 billion of free cash flow.”

“We are pleased with our cash flow performance through the first half of the year,” said W. Troy Rudd, AECOM’s chief financial officer. “During the quarter, we undertook a refinancing of our credit facility, including the repayment of our 2022 Senior Notes, which improved the cost and extended the maturity profile of our debt. With this transaction and our progress through the first half of the fiscal year, we are positioned to operate the business and execute our capital allocation policy with a great degree of certainty.”

Wins and Backlog

Wins were $6.9 billion, and resulted in a book-to-burn ratio(5) of 1.4. Wins were highlighted by strength across the business, including greater than 1 book-to-burn ratios in the DCS, CS and MS segments. Total backlog increased 18%(3) over the prior-year period to $50 billion, and continued to reflect a favorable mix shift to the higher-margin DCS and MS segments.

Business Segments

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the second quarter was $2.0 billion. Constant-currency organic(4) revenue increased by 5% and included strong performance in the Company’s transportation and water markets in the Americas, which are benefiting from improved levels of funding and a solid backlog position.

Operating income was $123 million compared to $113 million in the year-ago period. On an adjusted basis, operating income(1) was $130 million compared to $120 million in the year-ago period. Profitability in the Americas and APAC regions was strong, which was partially offset by slower growth and profitability in the EMIA region.

Construction Services (CS)

The CS segment provides construction services for energy, sports, commercial, industrial, and public and private infrastructure clients.

Revenue in the second quarter was $1.9 billion. Constant-currency organic(4) revenue increased by 4%, led by continued strong growth in the Building Construction business. Total revenue growth included strong performance from the recently acquired Shimmick Construction business.

Operating loss was $180 million compared to operating income of $26 million in the year-ago period due to a non-cash charge relating to Oil & Gas assets held for sale as described above. On an adjusted basis, operating income(1) was $26 million compared to $34 million in the year-ago period, primarily due to two projects in the building construction and civil construction businesses.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the second quarter was $898 million. Organic(4) revenue increased by 9%, which included strong performance across the Company’s portfolio of projects.

Operating income was $43 million compared to $52 million in the year-ago period. On an adjusted basis, operating income(1) was $53 million compared to $65 million in the year-ago period.

Tax Rate

The effective tax rate in the second quarter was 18%. On an adjusted basis, the effective tax rate was 2%. The adjusted tax rate was derived by re-computing the expected annual effective tax rate on earnings from adjusted net income.(7) The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Cash Flow

Operating cash flow for the second quarter was $118 million and free cash flow(2) was $95 million. The Company remains on track with its annual free cash flow guidance of $600 million to $800 million for fiscal 2018 and to achieve 2.5x net debt-to-EBITDA(6) by the end of fiscal year 2018 and thereafter intends to return substantially all free cash flow to investors under a $1 billion stock repurchase authorization.

Balance Sheet

As of March 31, 2018, AECOM had $867 million of total cash and cash equivalents, $3.1 billion of net debt and $1.16 billion in unused capacity under its $1.35 billion revolving credit facility.

Financial Impacts of Strategic Decisions

AECOM also announced its intention to no longer pursue fixed-price combined-cycle gas power plant EPC projects and to sell and exit certain non-core Oil & Gas operations.

The following financial impacts are associated with these decisions:

•                  Classified certain Oil & Gas assets as held for sale.

•                  Removed $500 million of backlog associated with two fixed-price combined-cycle gas power plant EPC contracts.

•                  Reduced fiscal year 2018 adjusted EBITDA guidance by $30 million to $880 million, primarily to reflect the removal of anticipated profit contributions from the decision to no longer proceed on the aforementioned two EPC contracts.

Expected proceeds from the Oil & Gas business sales will be deployed to accelerate debt reduction towards the Company’s 2.5x net leverage(6) target, which is expected to be achieved by the end of fiscal year 2018.

Financial Outlook

AECOM’s fiscal year 2018 financial guidance is as follows:

Fiscal Year 2018 Outlook
Adjusted EBITDA(1)	$880 million
Adjusted EPS(1)	$2.50 – $2.90
Free Cash Flow(2)	$600 million – $800 million
Interest Expense (excluding amortization of deferred financing fees)	$210 million
Amortization(8)	$100 million
Full-Year Share Count	162 million
Effective Tax Rate for Adjusted Earnings(7)	~18%
Capital Expenditures(9)	$110 million

Conference Call

AECOM is hosting a conference call today at 12 p.m. Eastern Time, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at http://investors.aecom.com. The webcast will be available for replay following the call.

(1) Excluding acquisition and integration related expenses, financing charges in interest expense, foreign exchange gains, the amortization of intangible assets, financial impacts associated with expected and actual dispositions of non-core businesses and assets, and the revaluation of deferred taxes and one-time tax repatriation charge associated with U.S. tax reform. If an individual adjustment has no financial impact then the individual adjustment is not reflected in the Regulation G Information tables. See Regulation G Information for a reconciliation of Non-GAAP measures.

(2) Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals.

(3) On a constant-currency basis.

(4) Organic growth is year-over-year at constant currency and excludes revenue associated with actual and planned non-core asset and business dispositions. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

(5) Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

(6) Net debt-to-EBITDA is comprised of EBITDA as defined in the Company’s credit agreement, which excludes stock-based compensation, and net debt as defined as total debt on the Company’s financial statements, net of cash and cash equivalents.

(7) Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with actual and planned dispositions of non-core businesses and assets.

(8) Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

(9) Capital expenditures, net of proceeds from disposals.

About AECOM

AECOM (NYSE:ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM had revenue of approximately $18.2 billion during fiscal year 2017. See how we deliver what others can only imagine at aecom.com and @AECOM.

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, interest expense, capital expenditures, amortization of intangible assets and financial fees, or other financial items; non-core Oil & Gas operations sales and restructuring costs; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; we are dependent on long-term government contracts and subject to uncertainties related to government contract appropriations; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; impacts of the Tax Cuts and Jobs Acts; we may experience losses under fixed-price contracts; we have limited control over operations run through our joint venture entities; we may be liable for misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; we may not maintain adequate surety and financial capacity; we are highly leveraged and may not be able to service our debt and guarantees; we have exposure to political and economic risks in different countries where we operate as well as currency exchange rate fluctuations; we may not be able to retain and recruit key technical and management personnel; we may be subject to legal claims and we may have inadequate insurance coverage; we are subject to environmental law compliance and we may have inadequate nuclear indemnification; there may be unexpected adjustments and cancellations related to our backlog; we are dependent on partners and third parties who may fail to satisfy their obligations; we may not be able to manage pension costs; we may face cybersecurity issues and IT outages; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted operating income, adjusted tax rate, adjusted interest expense, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA, net and operating income to exclude the impact of non-operating items, such as amortization expense, taxes, acquisition and integration expenses, and non-core operating losses. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release.

When we provide our long term projections for organic revenue growth, adjusted EBITDA, adjusted EPS growth, and free cash flow on a forward-looking basis, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to length of the forecasted period and potential high variability, complexity and low visibility as to items that would be excluded from the GAAP measure in the relevant future period.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2017	March 31, 2018	% Change	March 31, 2017	March 31, 2018	% Change
Revenue	$4,427,198	$4,790,910	8.2%	$8,785,547	$9,701,742	10.4%
Cost of revenue	4,258,754	4,649,638	9.2%	8,447,130	9,424,318	11.6%
Gross profit	168,444	141,272	(16.1)%	338,417	277,424	(18.0)%

Equity in earnings of joint ventures	21,738	13,038	(40.0)%	43,209	42,758	(1.0)%
General and administrative expenses	(29,844)	(30,217)	1.2%	(62,483)	(64,887)	3.8%
Impairment of assets held for sale, including goodwill	—	(168,178)	NM	—	(168,178)	NM
Acquisition & integration expenses	(19,997)	—	(100.0)%	(35,409)	—	(100.0)%
Gain on disposal activities	572	—	(100.0)%	572	—	(100.0)%
Income (loss) from operations	140,913	(44,085)	(131.3)%	284,306	87,117	(69.4)%

Other income	1,241	12,507	NM	2,101	14,790	NM
Interest expense	(61,801)	(100,577)	62.7%	(115,438)	(156,742)	35.8%
Income (loss) before income tax benefit	80,353	(132,155)	(264.5)%	170,969	(54,835)	(132.1)%

Income tax benefit	(35,487)	(24,400)	(31.2)%	(10,649)	(71,493)	571.4%

Net income (loss)	115,840	(107,755)	(193.0)%	181,618	16,658	(90.8)%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(13,444)	(11,978)	(10.9)%	(32,043)	(25,077)	(21.7)%

Net income (loss) attributable to AECOM	$102,396	$(119,733)	(216.9)%	$149,575	$(8,419)	(105.6)%

Net income (loss) attributable to AECOM per share:
Basic	$0.66	$(0.75)	(213.6)%	$0.97	$(0.05)	(105.2)%
Diluted	$0.65	$(0.75)	(215.4)%	$0.94	$(0.05)	(105.3)%

Weighted average shares outstanding:
Basic	155,366	159,495	2.7%	154,810	158,702	2.5%
Diluted	158,650	159,495	0.5%	158,322	158,702	0.2%

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2017	March 31, 2018
Balance Sheet Information:
Total cash and cash equivalents	$802,362	$867,225
Accounts receivable — net	5,127,743	5,208,918
Working capital	1,103,843	1,282,119
Total debt, excluding unamortized debt issuance costs	3,896,398	3,999,140
Total assets	14,396,956	14,617,332
Total AECOM stockholders’ equity	3,996,126	4,040,752

AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	AECOM Capital	Corporate	Total
Three Months Ended March 31, 2018
Revenue	$2,004,745	$1,888,342	$897,823	$—	$—	$4,790,910
Cost of revenue	1,884,511	1,901,637	863,490	—	—	4,649,638
Gross profit	120,234	(13,295)	34,333	—	—	141,272
Equity in earnings of joint ventures	2,763	1,208	9,067	—	—	13,038
General and administrative expenses	—	—	—	(2,880)	(27,337)	(30,217)
Impairment of assets held for sale, including goodwill	—	(168,178)	—	—	—	(168,178)
Income (loss) from operations	$122,997	$(180,265)	$43,400	$(2,880)	$(27,337)	$(44,085)

Gross profit as a % of revenue	6.0%	(0.7)%	3.8%	—	—	2.9%

Three Months Ended March 31, 2017
Revenue	$1,867,587	$1,732,692	$826,919	$—	$—	$4,427,198
Cost of revenue	1,761,562	1,712,242	784,950	—	—	4,258,754
Gross profit	106,025	20,450	41,969	—	—	168,444
Equity in earnings of joint ventures	6,120	5,265	10,353	—	—	21,738
General and administrative expenses	—	—	—	(1,791)	(28,053)	(29,844)
Acquisition & integration expenses	—	—	—	—	(19,997)	(19,997)
Gain on disposal activities	572	—	—	—	—	572
Income (loss) from operations	$112,717	$25,715	$52,322	$(1,791)	$(48,050)	$140,913

Gross profit as a % of revenue	5.7%	1.2%	5.1%	—	—	3.8%

Six Months Ended March 31, 2018
Revenue	$3,946,645	$4,013,829	$1,741,268	$—	$—	$9,701,742
Cost of revenue	3,748,565	4,000,045	1,675,708	—	—	9,424,318
Gross profit	198,080	13,784	65,560	—	—	277,424
Equity in earnings of joint ventures	10,225	14,614	17,919	—	—	42,758
General and administrative expenses	—	—	—	(5,487)	(59,400)	(64,887)
Impairment of assets held for sale, including goodwill	—	(168,178)	—	—	—	(168,178)
Income (loss) from operations	$208,305	$(139,780)	$83,479	$(5,487)	$(59,400)	$87,117

Gross profit as a % of revenue	5.0%	0.3%	3.8%	—	—	2.9%

Contracted backlog	$9,238,472	$10,981,745	$2,715,448	$—	$—	$22,935,665
Awarded backlog	7,935,382	5,719,996	10,218,800	—	—	23,874,178
Unconsolidated JV backlog	—	2,267,647	858,389	—	—	3,126,036
Total backlog	$17,173,854	$18,969,388	$13,792,637	$—	$—	$49,935,879

Six Months Ended March 31, 2017
Revenue	$3,708,348	$3,482,941	$1,594,258	$—	$—	$8,785,547
Cost of revenue	3,507,082	3,448,732	1,491,316	—	—	8,447,130
Gross profit	201,266	34,209	102,942	—	—	338,417
Equity in earnings of joint ventures	10,207	9,574	23,428	—	—	43,209
General and administrative expenses	—	—	—	(4,447)	(58,036)	(62,483)
Acquisition & integration expenses	—	—	—	—	(35,409)	(35,409)
Gain on disposal activities	572	—	—	—	—	572
Income (loss) from operations	$212,045	$43,783	$126,370	$(4,447)	$(93,445)	$284,306

Gross profit as a % of revenue	5.4%	1.0%	6.5%	—	—	3.9%

Contracted backlog	$8,223,679	$12,239,329	$3,542,143	$—	$—	$24,005,151
Awarded backlog	6,749,387	3,976,439	4,595,326	—	—	15,321,152
Unconsolidated JV backlog	—	2,285,325	831,610	—	—	3,116,935
Total backlog	$14,973,066	$18,501,093	$8,969,079	$—	$—	$42,443,238

AECOM

Regulation G Information

($ in millions)

Reconciliation of Revenue to Amounts Provided by Acquired Companies

	Three Months Ended March 31, 2018			Six Months Ended March 31, 2018
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue
AECOM Consolidated	$4,790.9	$124.3	$4,666.6	$9,701.7	$283.2	$9,418.5
Design & Consulting Services	2,004.7	—	2,004.7	3,946.6	—	3,946.6
Construction Services	1,888.3	124.3	1,764.0	4,013.8	283.2	3,730.6
Management Services	897.9	—	897.9	1,741.3	—	1,741.3

Reconciliation of Net Income Attributable to AECOM to EBITDA and to Adjusted EBITDA

	Three Months Ended			Six Months Ended
	Mar 31, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018

Net income (loss) attributable to AECOM	$102.4	$111.3	$(119.7)	$149.6	$(8.4)
Income tax benefit	(35.4)	(47.1)	(24.4)	(10.6)	(71.5)
Income (loss) attributable to AECOM before income taxes	67.0	64.2	(144.1)	139.0	(79.9)
Depreciation and amortization expense(1)	72.1	63.5	81.0	138.6	144.5
Interest income(2)	(1.3)	(1.8)	(3.4)	(2.0)	(5.2)
Interest expense(3)	52.7	53.3	90.9	103.1	144.2
EBITDA	$190.5	$179.2	$24.4	$378.7	$203.6
Non-core operating losses	0.5	—	21.2	2.5	21.2
Impairment of assets held for sale, including goodwill	—	—	168.2	—	168.2
Acquisition and integration expenses	20.0	—	—	35.4	—
Gain on disposal	(0.6)	—	—	(0.6)	—
FX gain from forward currency contract	—	—	(9.1)	—	(9.1)
Depreciation expense included in non-core operating losses and acquisition and integration expenses above	(0.5)	—	(3.8)	(0.8)	(3.8)
Adjusted EBITDA	$209.9	$179.2	$200.9	$415.2	$380.1

(1) Includes the amount for noncontrolling interests in consolidated subsidiaries; (2) Included in other income; (3) Excludes related amortization

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2017	Dec 31, 2017	Mar 31, 2018
Short-term debt	$21.4	$2.4	$9.8
Current portion of long-term debt	331.2	160.9	123.9
Long-term debt, gross	3,908.9	3,788.4	3,865.4
Total debt excluding unamortized debt issuance costs	4,261.5	3,951.7	3,999.1
Less: Total cash and cash equivalents	725.9	813.2	867.2
Net debt	$3,535.6	$3,138.5	$3,131.9

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018
Net cash provided by (used in) operating activities	$260.1	$362.9	$77.5	$(46.1)	$413.9	$251.4	$52.4	$118.4
Capital expenditures, net	(68.8)	(36.9)	(21.0)	(17.7)	(19.8)	(20.0)	(18.5)	(23.7)
Free cash flow	$191.3	$326.0	$56.5	$(63.8)	$394.1	$231.4	$33.9	$94.7

	Fiscal Years Ended Sep 30,
	2012	2013	2014	2015	2016	2017
Net cash provided by operating activities	$433.4	$408.6	$360.6	$764.4	$814.2	$696.7
Capital expenditures, net	(62.9)	(52.1)	(62.8)	(69.4)	(136.8)	(78.5)
Free cash flow	$370.5	$356.5	$297.8	$695.0	$677.4	$618.2

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018

Reconciliation of Income from Operations to Adjusted Income from Operations
Income (loss) from operations	$140.9	$131.2	$(44.1)	$284.3	$87.1
Non-core operating losses	0.5	—	21.2	2.5	21.2
Impairment of assets held for sale, including goodwill	—	—	168.2	—	168.2
Acquisition and integration expenses	20.0	—	—	35.4	—
Gain on disposal activities	(0.6)	—	—	(0.6)	—
Amortization of intangible assets	27.7	26.9	33.7	55.1	60.6
Adjusted income from operations	$188.5	$158.1	$179.0	$376.7	$337.1

Reconciliation of Income Before Income Taxes to Adjusted Income Before Income Taxes
Income (loss) before income tax benefit	$80.4	$77.3	$(132.1)	$171.0	$(54.8)
Non-core operating losses	0.5	—	21.2	2.5	21.2
Impairment of assets held for sale, including goodwill	—	—	168.2	—	168.2
Acquisition and integration expenses	20.0	—	—	35.4	—
Gain on disposal activities	(0.6)	—	—	(0.6)	—
Amortization of intangible assets	27.7	26.9	33.7	55.1	60.6
FX gain from forward currency contract	—	—	(9.1)	—	(9.1)
Financing charges in interest expense	8.7	2.9	44.2	11.5	47.1
Adjusted income before income tax (benefit) expense	$136.7	$107.1	$126.1	$274.9	$233.2

Reconciliation of Income Taxes to Adjusted Income Taxes
Income tax benefit	$(35.4)	$(47.1)	$(24.4)	$(10.6)	$(71.5)
Tax effect of the above adjustments…	15.5	5.4	26.6	24.3	32.0
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	—	41.7	—	—	41.7
Adjusted income tax (benefit) expense	$(19.9)	$—	$2.2	$13.7	$2.2

… Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above and the impact of the tax reform changes.

Reconciliation of Noncontrolling Interests to Adjusted Noncontrolling Interests
Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(13.4)	$(13.1)	$(12.0)	$(32.0)	$(25.1)
Amortization of intangible assets included in NCI, net of tax	(2.4)	(2.5)	(3.3)	(4.8)	(5.8)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(15.8)	$(15.6)	$(15.3)	$(36.8)	$(30.9)

Reconciliation of Net Income Attributable to AECOM to Adjusted Net Income Attributable to AECOM
Net income (loss) attributable to AECOM	$102.4	$111.3	$(119.7)	$149.6	$(8.4)
Non-core operating losses	0.5	—	21.2	2.5	21.2
Impairment of assets held for sale, including goodwill	—	—	168.2	—	168.2
Acquisition and integration expenses	20.0	—	—	35.4	—
Gain on disposal activities	(0.6)	—	—	(0.6)	—
Amortization of intangible assets	27.7	26.9	33.7	55.1	60.6
FX gain from forward currency contract	—	—	(9.1)	—	(9.1)
Financing charges in interest expense	8.7	2.9	44.2	11.5	47.1
Tax effect of the above adjustments…	(15.6)	(5.4)	(26.6)	(24.4)	(32.0)
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	—	(41.7)	—	—	(41.7)
Amortization of intangible assets included in NCI, net of tax	(2.4)	(2.5)	(3.3)	(4.8)	(5.8)
Adjusted net income attributable to AECOM	$140.7	$91.5	$108.6	$224.3	$200.1

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share
Net income (loss) attributable to AECOM — per diluted share	$0.65	$0.69	$(0.75)	$0.94	$(0.05)
Per diluted share adjustments:
Non-core operating losses	0.01	—	0.13	0.02	0.13
Impairment of assets held for sale, including goodwill	—	—	1.04	—	1.04
Acquisition and integration expenses	0.12	—	—	0.22	—
Amortization of intangible assets	0.18	0.17	0.21	0.35	0.37
FX gain from forward currency contract	—	—	(0.06)	—	(0.06)
Financing charges in interest expense	0.05	0.02	0.27	0.07	0.29
Tax effect of the above adjustments…	(0.11)	(0.03)	(0.15)	(0.15)	(0.18)
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	—	(0.26)	—	—	(0.26)
Amortization of intangible assets included in NCI, net of tax	(0.01)	(0.02)	(0.02)	(0.03)	(0.04)
Adjusted net income attributable to AECOM — per diluted share	$0.89	$0.57	$0.67	$1.42	$1.24
Weighted average shares outstanding — diluted	158.7	161.8	162.2	158.3	162.0

Reconciliation of EBITDA to Adjusted Income from Operations
EBITDA(1)	$190.5	$179.2	$24.4	$378.7	$203.6
Non-core operating losses	0.5	—	21.2	2.5	21.2
Impairment of assets held for sale, including goodwill	—	—	168.2	—	168.2
Acquisition and integration expenses	20.0	—	—	35.4	—
Gain on disposal activities	(0.6)	—	—	(0.6)	—
FX gain from forward currency contract	—	—	(9.1)	—	(9.1)
Depreciation expense included in non-core operating losses and acquisition and integration expense above	(0.5)	—	(3.8)	(0.8)	(3.8)
Adjusted EBITDA	$209.9	$179.2	$200.9	$415.2	$380.1
Other expense	(1.3)	(2.3)	(12.5)	(2.1)	(14.8)
FX gain from forward currency contract	—	—	9.1	—	9.1
Interest income(2)	1.3	1.8	3.4	2.0	5.2
Depreciation(3)	(37.2)	(36.2)	(37.2)	(75.2)	(73.4)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	13.4	13.1	12.0	32.0	25.1
Amortization of intangible assets included in NCI, net of tax	2.4	2.5	3.3	4.8	5.8
Adjusted income from operations	$188.5	$158.1	$179.0	$376.7	$337.1

(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA and to Adjusted EBITDA; (2) Included in other income; (3) Excludes depreciation from non-core operating losses, and acquisition and integration expenses

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2017	Dec 31, 2017	Mar 31, 2018	Mar 31, 2017	Mar 31, 2018
Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Design & Consulting Services Segment:
Income from operations	$112.7	$85.3	$123.0	$212.0	$208.3
Non-core operating losses	0.5	—	1.2	2.5	1.2
Gain on disposal activities	(0.6)	—	—	(0.6)	—
Amortization of intangible assets	6.9	6.2	6.2	13.9	12.4
Adjusted income from operations	$119.5	$91.5	$130.4	$227.8	$221.9

Construction Services Segment:
Income (loss) from operations	$25.7	$40.5	$(180.3)	$43.8	$(139.8)
Non-core operating losses	—	—	20.0	—	20.0
Impairment of assets held for sale, including goodwill	—	—	168.2	—	168.2
Amortization of intangible assets	7.8	10.8	17.8	15.1	28.6
Adjusted income from operations	$33.5	$51.3	$25.7	$58.9	$77.0

Management Services Segment:
Income from operations	$52.4	$40.1	$43.4	$126.4	$83.5
Amortization of intangible assets	13.0	9.9	9.7	26.1	19.6
Adjusted income from operations	$65.4	$50.0	$53.1	$152.5	$103.1

AECOM

Regulation G Information

FY18 GAAP EPS Guidance based on Adjusted EPS Guidance

Fiscal Year End 2018
GAAP EPS Guidance	$0.92 to $1.32
Adjusted EPS Excludes:
Amortization of intangible assets	$0.62
Foreign exchange gain	($0.06)
Financing charges in interest expense	$0.33
Year-to-date non-core operating losses	$0.13
Tax effect of the above items*	($0.22)
Loss on assets held for sale, including goodwill	$1.04
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	($0.26)
Adjusted EPS Guidance	$2.50 to $2.90

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

FY18 GAAP Net Income Guidance based on Adjusted EBITDA Guidance

(in millions)	Fiscal Year End 2018
GAAP Net Income Attributable to AECOM Guidance*	$180
Adjusted Net Income Attributable to AECOM Excludes:
Amortization of intangible assets, net of NCI	$100
Foreign exchange gain	$(9)
Financing charges in interest expense	$53
Year-to-date non-core operating losses	$21
Tax effect of the above items**	$(35)
Loss on assets held for sale, including goodwill	$168
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	$(42)
Adjusted Net Income Attributable to AECOM	$437
Adjusted EBITDA Excludes:
Interest Expense	$210
Interest Income	$(6)
Depreciation	$145
Taxes	$95
Adjusted EBITDA Guidance	$880

*Calculated based on the mid-point of AECOM’s fiscal year 2018 EPS guidance.

**The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

Note: the components in this table may not sum to the total due to rounding.

FY18 GAAP Tax Rate Guidance based on Adjusted Tax Rate Guidance

Fiscal Year End 2018
GAAP Tax Rate Guidance	8%
Tax rate impact from adjustments to GAAP earnings	8%
Tax rate impact from inclusion of NCI deduction	2%
Effective Tax Rate for Adjusted Earnings Guidance	18%

FY18 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions)	Fiscal Year End 2018
GAAP Interest Expense Guidance	$263
Financing charge in interest expense	$53
Adjusted Interest Expense Guidance	$210

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